Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

Cuttone & Co. LLC

11 Wall Street

New York, NY 10005

[●], 2018

This agreement (“Agreement”) constitutes the agreement between Glucose Biosensor Systems (Greater China) Holdings, Inc. a Delaware corporation (the “Company”) and Cuttone & Co., LLC (“Cuttone” or the “Placement Agent”) pursuant to which Cuttone shall serve as the exclusive placement agent for the Company, on a “best efforts” basis, in connection with the proposed offer and placement (the “Offering”) by the Company of its Securities (as defined Section 3 of this Agreement). The Company expressly acknowledges and agrees that Cuttone’s obligations to offer and sell the Securities hereunder are on a “best efforts” basis only and that the execution of this Agreement does not constitute a “firm commitment” by Cuttone to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Cuttone placing the Securities.

1.	Appointment of Cuttone & Co., LLC as Exclusive Placement Agent.

On the basis of the representations, warranties, covenants and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Company hereby appoints the Placement Agent as its exclusive placement agent in connection with a distribution of its Securities to be offered and sold by the Company pursuant to the Offering Statement (defined herein), and Cuttone agrees to act as the Company’s exclusive Placement Agent. Pursuant to this appointment, the Placement Agent will solicit offers for the purchase of or attempt to place all or part of the Securities of the Company in the proposed Offering. Until the final closing or earlier upon termination of this Agreement pursuant to Section 5 hereof, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase the Securities other than through the Placement Agent. The Company acknowledges that the Placement Agent will act as an agent of the Company and use its “best efforts” to solicit offers to purchase the Securities from the Company on the terms, and subject to the conditions, set forth in the Pricing Disclosure Materials. The Placement Agent shall use its best efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Securities has been solicited by the Placement Agent, but the Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, the Placement Agent shall act solely as an agent of the Company. The services provided pursuant to this Agreement shall be on an “agency” basis and not on a “principal” basis.

The Placement Agent will solicit offers for the purchase of the Securities in the Offering at such times and in such amounts as the Placement Agent deems advisable. The Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part, in its sole discretion. The Placement Agent may retain other brokers or dealers acceptable to the Company in its sole discretion to act as sub-agents on its behalf in connection with the Offering and may pay any sub-agent a solicitation fee with respect to any Securities placed by it. The Company will not be liable or responsible to any such brokers or dealers for direct payment of any fees to any such brokers or dealers, it being the sole and exclusive responsibility of the Placement Agent for payment of compensation to such brokers or dealers. The Company and Placement Agent shall negotiate the timing and terms of the Offering and acknowledge that the Offering and the provision of Placement Agent services related to the Offering are subject to market conditions and the receipt of all required related clearances and approvals.

2.	Fees; Expenses; Other Arrangements.

A.            Placement Agent’s Fee; Non-Accountable Expense Allowance. As compensation for services rendered, the Company shall pay to the Placement Agent in cash by wire transfer in immediately available funds to an account or accounts designated by the Placement Agent an amount (the “Placement Fee”) equal to 7.0% of the aggregate gross proceeds received by the Company from the sale of the Securities, at each Closing Date (as defined below); and the Company shall issue to the Placement Agent or its designees at the Closing one five-year warrant to purchase such number of Shares (as defined in Section 3) equal to 5.0% of the Shares sold in this Offering at an exercise price of $ [●] (110% of the price per Share) (the “Placement Agent Warrant” and together with the shares of Common Stock underlying the Placement Agent Warrant, the “Placement Agent Securities”). The Company will also pay to the Placement Agent in cash by wire transfer in immediately available funds to an account or accounts designated by the Placement Agent a non-accountable expense allowance equal to 0.75% of the aggregate gross proceeds received by the Company from the sale of the Securities, at each Closing.

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B.            Offering Expenses. The Company will be responsible for and will pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all FINRA Public Offering filing fees; (c) all fees and expenses relating to the listing of the Company’s common stock on the Nasdaq Stock Market; (d) all fees, expenses and disbursements, if any, relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as Cuttone may reasonably designate; (e) the costs of all mailing and printing of the Offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Investors; (g) the fees and expenses of the Company’s accountants; and (h) diligence expenses and legal fees of Cuttone’s counsel not to exceed in the aggregate $150,000.

C.            Tail Financing; Right of First Refusal. If a Closing pursuant to the Offering is completed, the Placement Agent shall be entitled to fees equal to 7.0% of the aggregate gross proceeds received by the Company from any public or private offering cash financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such Tail Financing is provided to the Company by any investors that either participate in the Offering or that the Placement Agent has in good faith introduced to the Company during the term of the Placement Agent’s engagement for this Offering, if such Tail Financing is consummated at any time within the 12-month period following the initial Closing Date. If a Closing pursuant to the Offering is completed, for a period of 18 months from the initial Closing Date, the Company grants Cuttone the right of first refusal to act as lead managing underwriter or book runner, or as lead placement agent, for any and all equity or equity-linked offerings during such period, of the Company, or any successor to or any subsidiary of the Company. For the avoidance of doubt, the foregoing entitlement of the Placement Agent shall not apply to the offer or sale of any (i) securities or other rights issued to employees, officers, directors, contractors, advisors or consultants of the Company or other similar arrangements; (ii) securities issued upon the exercise or conversion of any options, warrants (including without limitation the Placement Agent Warrant) or other rights to purchase any securities of the Company outstanding as of the final Closing Date or issued thereafter under an exception contained in this sentence; (iii) securities issued as consideration for a merger, acquisition, joint venture or similar business combination approved by the Board of Directors of the Company; (iv) securities issued as consideration for strategic transactions or issued in connection with any loan, equipment leasing or similar commercial debt transaction in each case approved by the Board of Directors of the Company; and (v) securities issued in connection with any recapitalization of the Company (that is, securities issued in exchange for other securities of the Company)(subsections (i)-(ii) of the foregoing, “Excepted Issuances”).

3.	Description of the Offering.

The Securities to be offered directly to various investors (each, an “Investor” or “Purchaser” and, collectively, the “Investors” or the “Purchasers”) in the Offering shall consist of a minimum of 750,000 shares of the Company’s common stock (“Common Stock”) and a maximum of 2,083,334 shares of Common Stock (collectively, the “Shares” or “Securities”). The purchase price for one Share shall be $[●] per Share (the “Share Purchase Price”). If the Company shall default in its obligations hereunder to deliver applicable Securities to a Purchaser whose offer it has accepted and who has tendered payment, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company under this Agreement.

4.	Delivery and Payment; Closing.

A.            In the event that the Placement Agent receives any payment from an Investor in connection with the purchase of any Shares by such investor, such payment shall be promptly transmitted to and deposited into the escrow account (the “Escrow Account”) established by the Company in connection with the Offering with Prime Trust, LLC, as escrow agent (the “Escrow Agent”). Among other things, the Placement Agent shall forward any checks so received by the Placement Agent to the Escrow Agent by noon the next business day. The Placement Agent and the Company shall instruct Investors to make wire transfer payments to [●], Account No. [●], with the name and address of the Investor making payment.

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B.            Prior to the Initial Closing (as defined below) date of the Offering and any Subsequent Closing date, (i) each Investor will execute and deliver a Subscription Agreement (each, an “Investor Subscription Agreement”) to the Company and the Company will make available to each Placement Agent and the Escrow Agent copies of each such Investor Subscription Agreement; (ii) each Investor will transfer to the Escrow Account funds in an amount equal to the price per Share as shown on the cover page of the Final Offering Circular multiplied by the number of Shares subscribed by such Investor; (iii) subscription funds received from any Investor will be promptly transmitted to the Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) the Escrow Agent will notify the Company and the Placement Agent in writing whether the balance of the Escrow Account contains collected funds in the amount equal to the proceeds for the sale of at least 750,000 Shares offered hereby (the “Requisite Funds”).

C.            If the Escrow Agent shall have received at least the Requisite Funds on or before 9:00 a.m., New York City time, on [●], 2018, or at such other time(s) on such other date(s), not more than thirty (30) days thereafter, as may be agreed upon by the Company and the Placement Agent (each such date, a “Closing Date”), the Escrow Agent will release the balance of the Escrow Account for collection by the Company and the Placement Agent as provided in the Escrow Agreement and the Company shall deliver the Shares purchased on such Closing Date to the Investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”) or via book entry with the Company’s securities registrar and transfer agent, [●] (the “Transfer Agent”). The initial closing (the “Initial Closing”) and any subsequent closing (each, a “Subsequent Closing”) shall take place at the office of the Placement Agent in New York City or such other location as the Placement Agent and the Company shall mutually agree. The Initial Closing and all Subsequent Closings shall each be referred to as a “Closing.” All actions taken at a Closing shall be deemed to have occurred simultaneously on the date of such Closing.

D.            If the Requisite Funds have not been received immediately prior to the initial Closing Date, the Offering will not proceed and the Escrow Agent will promptly return the funds to the investors without interest.

5.	Term and Termination of Agreement.

Prior to the initial Closing Date, this Agreement may be terminated by the Placement Agent by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended by the Commission or by the NASDAQ or by any quotation service; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Placement Agent, is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Final Offering Circular or to enforce contracts for the sale of securities. Any termination pursuant to this section shall be without liability on the part of (a) the Company to the Placement Agent, except that the Company shall be obligated to reimburse the expenses of Placement Agent as provided for herein, (b) the Placement Agent to the Company, or (c) of any party hereto to any other party except that the provisions of Section 2 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Placement Agent or persons associated with the Placement Agent) and Section 9 shall at all times be effective and shall survive such termination.

6.	Representations, Warranties and Covenants of the Placement Agent.

As of the date and time of the execution of this Agreement and each Closing Date, the Placement Agent represents, warrants and covenants to the Company that:

A.            The Placement Agent agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any Written Testing-the-Waters Communication used or referred to by such Placement Agent without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), provided that “issuer information” (as defined in Rule 433 under the Act) within the meaning of this Section 6 shall not be deemed to include information prepared by the Placement Agent on the basis of, or derived from, “issuer information”.

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B.            Neither the Placement Agent nor any broker or dealer, nor any managing member of the Placement Agent or any broker or dealer, nor any director or executive officer of the Placement Agent or any broker or dealer or other officer of the Placement Agent or any broker or dealer participating in the Offering is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.  No registered representative of the Placement Agent or any broker or dealer, or any other person being compensated by or through the Placement Agent or any broker or dealer for the solicitation of investors, is subject to the disqualification provisions of Rule 262 of the Securities Act Regulations.

C.            The Placement Agent and each broker and dealer is a member of FINRA and each of them and their respective employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering.

D.             No agreement will be made by the Placement Agent with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

E.             Except as otherwise consented to by the Company, the Placement Agent has not and will not use or distribute any written offering materials other than the Preliminary Offering Circular, Pricing Disclosure Materials and the Final Offering Circular. The Placement Agent has not and will not use any “broker-dealer use only” materials with members of the public, or has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Offering Statement in connection with offers or sales of the Shares.

Except as expressly provided otherwise herein or as may create any conflict of interest or otherwise violate customary standards of conduct by placement agents under similar circumstances under FINRA rules or otherwise, this Agreement shall not be construed to limit the ability of the Placement Agent, its officers, directors, employees, agents, associated persons and any individual or entity “controlling,” controlled by,” or “under common control” with the Placement Agent (as those terms are defined in Rule 405 under the Securities Act) to conduct its business including without limitation the ability to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

7.	Representations, Warranties and Covenants of the Company.

A.            As of the date and time of the execution of this Agreement and each Closing Date, the Company represents, warrants and covenants to the Placement Agent as follows; provided that as used in this Section 7 or other provisions of this Agreement, the term "the Company’s knowledge" or any other reference to the knowledge of the Company shall mean and apply to the actual knowledge of the Company’s officers and directors named as such in the Offering Statement and not to any other persons or entities:Registration Matters.

i.	The Company has filed with the Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (File No. 024- [●]) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any Offering Circular and all exhibits to such offering statement, the “Offering Statement”) relating to the Shares pursuant to Regulation A as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the other applicable rules, orders and regulations (collectively referred to as the “Securities Act Regulations”) of the Commission promulgated under the Securities Act. As used in this Agreement:

(a)           “Applicable Time” means 12:00 p.m., Eastern time, on the date of this Agreement;

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(b)          “Final Offering Circular” means the final offering circular relating to the public offering of the Shares as filed with the Commission pursuant to Regulation A of the Rules and Regulations;

(c)           “Preliminary Offering Circular” means any preliminary offering circular relating to the Shares included in the Offering Statement pursuant to Regulation A of the Rules and Regulations;

(d)          “Pricing Disclosure Materials” means the most recent Preliminary Offering Circular and the materials identified in Schedule A hereto;

(e)           “Qualification Date” means the date as of which the Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the Securities Act and the Securities Act Regulations; and

(f)            “Testing-the-Waters Communication” means any video or written communication with potential investors undertaken in reliance on Rule 255 of the Securities Act Regulations.

ii.	The Offering Statement has been filed with the Commission in accordance with the Securities Act and Regulation A of the Securities Act Regulations; no order of the Commission preventing or suspending the qualification or use of the Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted, or, to the Company’s knowledge, are contemplated by the Commission.

iii.	The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, conformed and will conform in all material respects to the requirements of Regulation A, the Securities Act and the Securities Act Regulations.

iv.	The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

v.	The Preliminary Offering Circular did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to such information provided by or on behalf of any Placement Agent consists solely of the following disclosure contained in the following paragraphs in the "Plan of Distribution" section of the Preliminary Offering Circular: (i) the name of the Placement Agent, (ii) the information under the subsection “Engagement Agreement with the Placement Agent”; and (iii) the information under the subsection “Future Services” (the “Placement Agent's Information”).

vi.	The Final Offering Circular will not, as of its date and on each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the Placement Agent’s Information contained in the Final Offering Circular.

vii.	The Pricing Disclosure Materials and each Testing-the-Waters Communication, when considered together, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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viii.	The disclosures in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company's business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in such filings that are not so disclosed.

ix.	Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, except as otherwise specifically stated therein there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business or assets of the Company (a “Material Adverse Change”).

x.	Subsequent to the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, and except as may otherwise be indicated or contemplated herein or disclosed therein, the Company has not: (i) issued any securities (other than (i) grants under any stock compensation plan and (ii) shares of common stock issued upon exercise or conversion of option, warrants or convertible securities described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular) or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

xi.	The Company is organized in, and its principal place of business is in, the United States.

xii.	The Company is not subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five (5) years preceding the date the Offering Statement was originally filed with the Commission. The Company is not, and has not been at any time during the two-year period preceding the date the Offering Statement was originally filed with the Commission, required to file with the Commission the ongoing reports required by the Securities Act Regulations under Regulation A.

xiii.	The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

xiv.	Neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the Offering, nor any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Securities Act Regulations.

xv.	Neither the Company nor any of the Subsidiaries (as defined herein), nor any of their respective affiliates, officers, directors or, to the Company’s knowledge, any beneficial owner of 5% or more of the Company's equity securities, (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) has any direct or indirect affiliation or association with any member firm of Financial Industry Regulatory Authority, Inc. (“FINRA”) (as determined in accordance with the rules and regulations of FINRA).

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B.            Stock Exchange Listing. The Shares are approved for listing on The NASDAQ Capital Market (the “Exchange”) and the Company has taken no action designed to, or likely to have the effect of, delisting the shares of Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing.

C.            No Stop Orders, etc. To the Company's knowledge, neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular or has instituted or, to the Company's knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

D.            Subsidiaries. The Company's subsidiaries have been duly incorporated and are validly existing as entities in good standing under the laws of jurisdictions of their respective organization, with power and authority to own, lease and operate their respective properties and conduct their respective businesses as described in the Preliminary Offering Circular, and have been duly qualified as foreign corporations for the transaction of business and are in good standing under the laws of each other jurisdictions in which they own or lease properties or conduct any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Change (as defined below); all of the issued and outstanding capital stock (or other ownership interests) of such subsidiaries has been duly and validly authorized and issued, is fully paid and non-assessable and is owned, directly and indirectly, by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Unless otherwise set forth, all references in this Section 7 to the “Company” shall include references to all such subsidiaries.

E.             Independent Accountants. To the knowledge of the Company, BDO East Coast Partnership, an independent registered public accounting firm, during such time as it was engaged by the Company (collectively, the “Auditors”), is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. During such time period in which the Auditors served as the Company's independent registered public accounting firm the Auditors did not or have not, during the periods covered by the financial statements included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

F.             Financial Statements, etc. The financial statements of the Company included in the Offering Statement comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The financial statements, including the notes thereto and supporting schedules included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with GAAP, consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Offering Statement present fairly in all material respects the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Each of the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, since December 31, 2017, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company (other than (i) grants under any stock compensation plan and (ii) shares of common stock issued upon exercise or conversion of option, warrants or convertible securities described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular), and (d) there has not been any Material Adverse Change in the Company's long-term or short-term debt.

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G.            Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, the Company will have on the Initial Closing date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, on the Qualification Date, as of the Applicable Time, on each Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

H.            Valid Issuance of Securities, etc.

i.            Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock, Company preferred stock and other outstanding securities conform in all material respects to all statements relating thereto contained in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements.

ii.            Securities Sold Pursuant to this Agreement. The Securities and the Placement Agent Securities will, upon issuance, have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities and Placement Agent Securities conform in all material respects to all statements with respect thereto contained in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.

I.              Registration Rights of Third Parties. Except as set forth in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company (except for any such rights that have been waived).

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J.              Validity and Binding Effect of Agreements. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

K.            No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company's Certificate of Incorporation (as the same may be amended or restated from time to time, the “Charter”) or the by-laws of the Company (as the same may be amended or restated from time to time, the “Bylaws”); or (iii) violate in any material respect any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof.

L.             Regulatory. Except as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change: (i) the Company is and has been in material compliance with statutes, laws, ordinances, rules and regulations applicable to the Company (collectively, “Applicable Laws”); (ii) the Company possesses all licenses, certificates, approvals, clearances, consents, authorizations, qualifications, registrations, permits, and supplements or amendments thereto required by any such Applicable Laws and/or to carry on its businesses as now conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iii) the Company has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the best of the Company's knowledge, has there been any material noncompliance with or violation of any Applicable Laws by the Company that could reasonably be expected to require the issuance of any such communication or result in an investigation, corrective action, or enforcement action by a Governmental Entity; and (iv) the Company has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity has threatened or is considering such action.

M.           No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not (i) in violation of any term or provision of its Charter or Bylaws, or (ii) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity applicable to the Company.

N.            Corporate Power; Licenses; Consents.

i.             Except as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, the Company has all requisite corporate power and authority, and, except as would not reasonably be excepted to result in a Material Adverse Change, has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.

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ii.             The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

O.            Litigation; Governmental Proceedings. There is no material action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the Company or, to the Company's knowledge, any executive officer or director which has not been disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular or in connection with the Company's listing application for the additional listing of the Shares on the Exchange.

P.             Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

Q.            Insurance. The Company carries or is entitled to the benefits of insurance, with, to the Company's knowledge, reputable insurers, and in such amounts and covering such risks which the Company believes are reasonably adequate, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

R.            Transactions Affecting Disclosure to FINRA.

i.             Finder's Fees. Except as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any executive officer or director of the Company (each, an “Insider”) with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company's knowledge, any of its stockholders that may affect the Placement Agent’s compensation, as determined by FINRA.

ii.             Payments Within Twelve (12) Months. Except as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the date hereof, other than the payment to the Placement Agent as provided hereunder in connection with the Offering.

iii.            Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

iv.            FINRA Affiliation. There is no (i) officer or director of the Company, (ii) beneficial owner of 5% or more of any class of the Company's securities or (iii) beneficial owner of the Company's unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Offering Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

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v.            Information. To the Company's knowledge, all information provided by the Company's officers and directors in their FINRA Questionnaires to counsel to the Placement Agent specifically for use by counsel to the Placement Agent in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

S.             Foreign Corrupt Practices Act. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

T.             Compliance with OFAC. Neither of the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

U.            Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

V.             Officers' Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you pursuant to Section 8C hereof shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

W.           Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular that have not been described as required.

X.             Board of Directors. The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the current listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange.

Y.             Sarbanes-Oxley Compliance. Subject in all respects to the fact that the Company is a “controlled company” for purposes of NASDAQ rules:

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vi.           The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations applicable to it, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company's Exchange Act filings and other public disclosure documents.

vii.          The Company is, or at the Applicable Time and on each Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company's future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

Z.             Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, the Company is not aware of any material weaknesses in its internal controls. The Auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls over financial reporting which are known to the Company's management and that have adversely affected or are reasonably likely to adversely affect the Company' ability to record, process, summarize and report financial information; and (ii) any fraud, if any, known to the Company's management, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

AA.          No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

BB.           No Labor Disputes. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

CC.           Intellectual Property Rights. To the Company's knowledge, the Company has, or can acquire on reasonable terms, license to, or otherwise has the right to use, all inventions, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), patents, trademarks, service marks, trade names, copyrights, and applications thereto (collectively “Intellectual Property”) material to carrying on its business as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular. The Company has not received any correspondence alleging (A) infringement or misappropriation of, or conflict with, any Intellectual Property of a third party; (B) asserted rights of others with respect to any Intellectual Property of the Company; or (C) that any Intellectual Property of the Company is invalid or otherwise inadequate to protect the interest of the Company, that in each case (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Change. To the Company’s knowledge, there are no third parties who have been able to establish any material rights to any Intellectual Property, except for the retained rights of the owners or licensors of any Intellectual Property that is licensed to the Company. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the validity, enforceability or scope of any Intellectual Property of the Company or (B) challenging the Company's rights in or to any Intellectual Property or (C) that the Company materially infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property or other proprietary rights of others. The Company has complied in all material respects with the terms of each agreement described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular pursuant to which any Intellectual Property is licensed to the Company, and all such agreements related to products currently made or sold by the Company, or to product candidates currently under development, are in full force and effect. Intellectual Property to which the Company has rights, has been or will be duly and properly filed in the appropriate jurisdiction. The Company is not aware of any material information preventing the acquisition of Intellectual Property rights material to carrying out its business.

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DD.          Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company, except for such exceptions as could not be expected, individually or in the aggregate, to have a Material Adverse Change. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Offering Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Placement Agent, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

EE.           Employee Benefit Laws. To the extent applicable, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the Employee Retirement Income Security Act of 1974, as amended, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened.

FF.           Compliance with Laws. The Company: (A) is and at all times has been in compliance with all Applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (B) has not received any correspondence from any Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any Authorizations; (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

GG.          Industry Data. The statistical and market-related data included in each of the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

HH.          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

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II.             Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

JJ.             Confidentiality and Non-Competition. To the Company's knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer or prior employer that could reasonably be expected to materially affect his ability to be and act in his respective capacity of the Company or be expected to result in a Material Adverse Change.

KK.          Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that it will not, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), without the prior written consent of the Placement Agent, except in the case of Excepted Issuances: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company other than the filing of a Registration Statement on Form S-8; (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise; or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii).

8.	Conditions of the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 7 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

A.            Regulatory Matters.

i.             Qualification of Offering Statement. The Offering Statement has become qualified, and the Company will file the Final Offering Circular, subject to the prior approval of the Underwriters, pursuant to Rule 253 and Regulation A, within the prescribed time period. The Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Shares by a placement agent or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 under the Securities Act or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have reasonably objected thereto in good faith.

ii.            Stop Order. (i) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the qualification of the Offering Statement or the qualification or exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith.

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iii.           FINRA Clearance. On or before the Initial Closing date of this Agreement, the Placement Agent shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agent as described in the Offering Statement.

B.             Company Counsel Matters.

i.             On each Closing Date, the Placement Agent shall have received the opinion of Hughes Hubbard LLP, outside United States corporate counsel for the Company, dated the Closing Date and addressed to the Placement Agent, in such form as is reasonably acceptable to the Placment Agent.

C.             Officers’ Certificates.

i.             Officers’ Certificate. The Company shall have furnished to the Placement Agent a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular and, in their opinion, the Offering Statement and each amendment thereto, as of the Applicable Time and through such Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Materials, as of the Applicable Time through the such Closing Date, the Final Offering Circular and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) no event has occurred which is required to have been set forth in a supplement or amendment to the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular that was not included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, as the case may be, (iii) to their knowledge, as of each Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, and the Company has complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Disclosure Materials, any Material Adverse Change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would constitute a Material Adverse Change, except as set forth in the Final Offering Circular.

ii.             Secretary’s Certificate. As of each Closing Date the Placement Agent shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date, certifying: (i) that each of the Company’s Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; and (iii) the good standing of the Company and its subsidiaries, to the extent good standing certification is available in the jurisdictions involved. The documents referred to in such certificate shall be attached to such certificate.

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9.	Indemnification and Contribution; Procedures.

A.            Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling such Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of a single counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular or in any Testing-the-Waters Communication (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the prior written approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 9, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, any national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Placement Agent’s information or is found by a court to have resulted from gross negligence, bad faith or willful misconduct of the Indemnified Person; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from or is based solely on any Placement Agent’s Information.

B.             Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 9 or otherwise to such Indemnified Person, except to the extent (and only to the extent) that its ability to assume the defense is actually impaired by such failure or delay. The Company shall, be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying person similarly notified, assume the defense of any such action (including the employment of counsel and reasonably satisfactory to the Placement Agent) and, after notice from the Company to such Indemnified Person of its election so to assume the defense thereof, the Company shall not be liable to such Indemnified Person for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless and only to the extent that: (i) the Company has failed promptly to assume the defense and employ counsel for the benefit of the Placement Agent and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel, it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (together with local counsel), representing the Placement Agent and all Indemnified persons who are parties to such action. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefor).

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C.             Indemnification of the Company. The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Offering Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Liabilities, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular any amendment or supplement thereto, in reliance upon, and in conformity with, the Placement Agent’s Information. In case any action shall be brought against the Company or any other person so indemnified based on any Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of Section 9.B. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Securities or in connection with the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular or any Testing-the-Waters Communication, provided, that failure by the Company so to notify the Placement Agent shall not relieve the Placement Agent from any obligation or liability which the Placement Agent may have on account of this Section 9.C. or otherwise to the Company, except to the extent the Placement Agent is materially prejudiced as a proximate result of such failure.

D.             Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to any indemnified person, then each indemnifying person shall contribute to the Liabilities and Expenses paid or payable by such indemnified person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions actually received by the Placement Agent pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this subsection (D) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (D). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the commissions paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

E.              Survival. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 9 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

10.	Limitation of Cuttone’s Liability to the Company.

Cuttone and the Company further agree that neither Cuttone nor any of its affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract or tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Cuttone or any of its affiliates or other such persons and that are finally judicially determined to have resulted from the gross negligence, bad faith or willful misconduct of Cuttone or any of its affiliates or other such persons.

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11.	Limitation of Engagement to the Company.

The Company acknowledges that Cuttone has been retained only by the Company, that Cuttone is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Cuttone is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Cuttone or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents. Unless otherwise expressly agreed in writing by Cuttone, no one other than the Company is authorized to rely upon any statement or conduct of Cuttone in connection with this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Cuttone to the Company in connection with Cuttone’s engagement is intended solely for the benefit and use of the Company’s management, directors and controlling stockholder in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Cuttone shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Cuttone.

12.	Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

13.	Confidentiality.

In the event of the consummation or public announcement of any Offering, Cuttone shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals, subject to the prior consent of the Company, which shall not be unreasonably withheld or delayed. Cuttone agrees not to use any confidential information concerning the Company provided to Cuttone by the Company for any purposes other than those contemplated under this Agreement.

14.	Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

15.	Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

16.	Severability.

In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

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17.	Use of Information.

The Company will furnish Cuttone such written information as Cuttone reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, Cuttone will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that Cuttone does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by Cuttone in connection with the provision of its services.

18.	Absence of Fiduciary Relationship.

The Company acknowledges and agrees that: (a) the Placement Agent has been retained solely to act as Placement Agent in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters; (b) the Share Purchase Price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Placement Agent and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Placement Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Placement Agent, and not on behalf of the Company and that the Placement Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the Offering.

19.	Survival of Indemnities, Representations, Warranties, Etc.

The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and Placement Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, the Purchasers or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 5, the payment, reimbursement, indemnity, contribution and advancement agreements contained in Sections 2, 9, 10, and 11, respectively, and the Company’s covenants, representations, and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times. The indemnity and contribution provisions contained in Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent, any person who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of any Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Securities.

20.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York.

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21.	Notices.

All communications hereunder shall be in writing and shall be mailed or hand delivered and confirmed to the parties hereto as follows:

If to the Company:

Glucose Biosensor Systems (Greater China) Holdings, Inc.

733 Third Avenue, Floor 15,

New York, New York 10017

Attention: Chief Executive Officer

with a copy to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, New York 10004

Attention: Gary J. Simon

If to the Placement Agent:

Cuttone & Co. LLC

97 Main St., 2nd Floor

Chatham, NJ 07928

Attention: Mr. Roger Barra, Chief Compliance Officer

Any party hereto may change the address for receipt of communications by giving written notice to the others.

22.	Miscellaneous.

This Agreement shall not be modified or amended except in writing signed by Cuttone and the Company. This Agreement constitutes the entire agreement of Cuttone and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

23.	Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 hereof, and to their respective successors, and personal representative, and, except as set forth in Section 9 of this Agreement, no other person will have any right or obligation hereunder.

24.	Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[SIGNATURE PAGE TO FOLLOW]

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Cuttone and the Company, and intending to be legally bound, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date executed.

Very truly yours,

GLUCOSE BIOSENSOR SYSTEMS (GREATER CHINA) HOLDINGS, INC.

By:__________________________

      Name:

      Title:

Agreed and accepted as of the date first above written.

CUTTONE & CO., LLC

By:___________________________

      Name:

      Title:

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SCHEDULE A

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